Exhibit 23.2

Deloitte.	Deloitte Accountants B.V. Orlyplein 10 1043 DP Amsterdam P.O. Box 58110 1040 HC Amsterdam Netherlands
Tel: +31 (201) 582-5000 Fax: +31 (20) 582-4026 www.deloitte.nl

To the Board of Management of:
NXP B.V.
High Tech Campus 60,
5656 AG EINDHOVEN

Date	From	Our Reference
April 20, 2007	A. Sandler	3100242643/OP9998/cr

        We hereby consent to the use in this Registration Statement on Form F-4 of NXP B.V. of our report dated March 22, 2007, relating to the consolidated financial statements of NXP. B.V. for the successor period appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus.

Deloitte Accountants B.V.

/s/  A. SANDLER

A. Sandler

All agreements with Deloitte are governed by the General Terms and Conditions of Deloitte, registered with the District Court of Rotterdam under deed number 84/2004.	Member of Deloitte Touche Tohmatsu
Deloitte Accountant B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number of 24362853.